       COVER
                                Exhibit 99(c)

                        SKYWAY RETIREMENT SAVINGS PLAN

                   Financial Statements for the Years Ended
                   December 31, 1996 and 1995, Supplemental
                   Schedules for the Year Ended December 31, 1996 and Independent Auditors' Report

       INDEX

SKYWAY RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS
-----------------------------------------------------------------------------
                                                                       Page
Independent Auditors' Report                                            1

Financial Statements for the Years Ended December 31, 1996 and 1995:
 Statements of Net Assets Available for Benefits                        2
 Statements of Changes in Net Assets Available for Benefits             3
 Notes to Financial Statements                                         4-7

Supplemental Schedules for the Year Ended December 31, 1996:
 Item 27a - Assets Held for Investment Purposes                         8
 Item 27d - Reportable Plan Transactions                                9

INDEPENDENT AUDITORS' REPORT

The Administrative Committee of the
 Skyway Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the Skyway Retirement Savings Plan (the Plan) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1996 and reportable Plan transactions for the year ended December 31, 1996 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic
1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



/s/ DELOITTE & TOUCHE LLP
San Jose, California

May 1, 1997

SKYWAY RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1996 AND 1995
------------------------------------------------------------------------------

ASSETS                                                 1996       1995
                                                    ---------- ----------
INVESTMENTS
 Vanguard Windsor II - at fair value                $2,103,245 $1,339,429
 Vanguard Investment Contract Trust - at contract
  value                                              1,136,733  1,228,841
 Vanguard Index Trust 500 Portfolio - at fair value 1,447,980 985,987 Vanguard International Growth Portfolio - at
  fair value                                         1,144,940    864,414
 Union Pacific Company Stock Fund - at fair value 848,248 848,031 Union Pacific Resource Group Stock fund - at
  fair value                                           320,474       -
 Vanguard Total Bond Market Fund - at fair value       644,483    570,476
 Participant loans - at face value                     410,528    570,476
                                                    ---------- ----------
      Total investments                              8,056,631  6,085,825

CONTRIBUTIONS RECEIVABLE                                71,519     67,451
                                                    ---------- ----------
NET ASSETS AVAILABLE FOR BENEFITS                   $8,128,150 $6,153,276
                                                    ========== ==========

See notes to financial statements.

SKYWAY RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 1996 AND 1995
------------------------------------------------------------------------------

                                                       1996        1995
                                                    ----------  ----------
CONTRIBUTIONS:
 Employee                                           $1,509,826  $1,335,213
 Employer Matching                                     326,023     333,572
 Less forfeited employer matching funds                (65,194)    (28,193)
                                                    ----------  ----------
     Total contributions                             1,770,655   1,640,592
                                                    ----------  ----------

 INVESTMENT INCOME:
 Interest and dividends                                383,480     255,458
 Net appreciation in fair value of investments         765,142     846,716

     Total investment income                         1,148,622   1,102,174
                                                    ----------  ----------
BENEFIT PAYMENTS                                      (944,403) (1,028,786)
                                                    ----------  ----------

NET INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS    1,974,874   1,713,980

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of year                                   6,153,276   4,439,296
                                                    ----------  ----------
 End of year                                        $8,128,150  $6,153,276
                                                    ==========  ==========


See notes to financial statements.

SKYWAY RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995
---------------------------------------------------------------------------

1. DESCRIPTION OF THE PLAN

   The following description of the Skyway Retirement Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement and amendments for a more complete description of the Plan's provisions.

   General - The Plan, established January 1983 by Skyway Freight
   Systems, Inc. (the Company), is a defined contribution plan covering all full-time employees who have completed one year and 1,000 hours of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Vanguard Fiduciary Trust Company (Vanguard) serves as trustee of the Plan.

   Contributions - Participants may elect to make tax deferred contributions of up to 10% of their compensation (subject to certain Internal Revenue Code limitations). Rollover contributions from a participant's former qualified plan or individual retirement account are also allowed.

   Employer contributions are determined at the discretion of the Company's Board of Directors. For the years ended December 31, 1996 and 1995, the Company contributed an amount equal to 25% of each participant's contributions, limited to 10% of the individual participant's annual compensation. Forfeited matching contributions revert to the Company and may be used in the following year to reduce the amount the Company must contribute for the matching contribution.

   Participant Accounts - Each participant's account is credited with the participant's contributions and an allocation of (a) the Company's contributions and (b) Plan earnings.

   Vesting - Participants are immediately vested as to participant contributions and earnings thereon. Vesting in the remainder of their accounts is based on years of continuous employment. Participants are fully vested after seven years of employment, attainment of age 65, or if employment is terminated by disability or death, regardless of years of service. Upon employee termination, all nonvested amounts will be forfeited.

   Spin-Off - During 1996, the Union Pacific Corporation spun off Union Pacific Resource Group. Each Plan participant's account received
   0.846946 shares of Union Pacific Resource Group common stock for each share of Union Pacific common stock held in the account. Participants are not allowed to make additional purchases of Union Pacific Resource Group common stock.

   Investment Options - Participants may direct the investment of their accounts in any of the following seven investment options:

      Vanguard Windsor II - Funds are invested with a growth and income objective in common stocks.

      Vanguard Investment Contract Trust - Funds are invested in contracts issued by insurance companies and banks, and in similar types of fixed income investments.

      Vanguard Index Trust 500 Portfolio - Funds are invested in all of the stocks included in the Standard & Poor's 500 Index.

      Vanguard International Growth Portfolio - Funds are invested in potential growth companies based outside of the United States.

      Union Pacific Company Stock Fund - Funds are invested in common stock of Union Pacific Corporation.

      Union Pacific Resource Group Stock Fund- Funds are invested in common stock of Union Pacific Resource Group, Inc.

      Vanguard Total Bond Market Fund - Funds are invested in corporate bonds.

   Investment decisions may be changed on a daily basis.

   Payment of Benefits - On termination of employment or attainment of age
   65, whichever is later, a participant may elect to receive the benefit in one of the following forms: (1) a lump-sum amount equal to the value of the vested portion of the participant's account; (2) installments, payable at least annually over a period of years determined by the Plan's Administrative Committee; (3) a nontransferable annuity contract providing for a monthly guaranteed income for a specified number of years; or (4) a combination of the above.

2. SIGNIFICANT  ACCOUNTING  POLICIES

   Basis of Accounting - The financial statements of the Plan are prepared under the accrual method of accounting.

   Payment of Benefits - Benefits are recorded when paid.

   Investments are stated at fair value as determined by quoted market prices except for the Vanguard Investment Contract Trust, which is stated at contract value, and participant loans, which are stated at face value.

   Administrative expenses of the Plan are paid by the Company.

3. PARTICIPANT LOANS

   The Plan permits participants to borrow against the lesser of 50% of the vested portion of their account balance, or 100% of their before-tax contribution amount, to a maximum of $50,000. The loans bear interest at prime rate plus 1% and are payable over a maximum five-year period. Loan repayment generally is made through payroll deductions.

4. PLAN TERMINATION

   Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants immediately become fully vested.

5. ASSETS OF TERMINATED EMPLOYEES

   At December 31, 1996 and 1995, approximately $24,000 and $265,000, respectively, of vested Plan assets were payable to terminated employees who have withdrawn from participation in the Plan.

6. INCOME TAX STATUS

   A favorable determination letter has been received from the Internal Revenue Service as to the qualified status of the Plan as amended through December 15, 1994. Therefore, management believes the Plan was qualified and tax-exempt as of and for the years ended December 31, 1996 and 1995. Accordingly, no provision for federal or state income taxes has been made.

7. INVESTMENT CONTRACT ACCOUNTS

   The Plan maintains contract accounts with Vanguard Group, Incorporated in its Investment Contract Account.

   The Plan's investment contract accounts are fully benefit responsive and therefore have been presented in the financial statements at contract value. The fair value of the Plan's investment contract accounts approximate the contract value at December 31, 1996.

   The average yield on investment contract accounts for the year ended December 31, 1996 and 1995 was 6.07% and 6.23%, respectively. The average crediting interest rates for the respective years were 6.00% and 6.12%.

8. FUND INFORMATION

   Contributions, benefit payments and investment income by fund for the years ended December 31, 1996 and 1995 are as follows:


                                                       1996             1995
                                                    ----------       ----------
Contributions:
 Employee Contributions:
  Vanguard Windsor II                               $  351,478       $  277,426
  Vanguard Investment Contract Trust                   212,402          209,279
  Vanguard Index Trust 500 Portfolio                   318,753          249,402
  Vanguard International Growth Portfolio              251,915          258,342
  Union Pacific Company Stock Fund                     233,849          212,921
  Union Pacific Resource Group Stock Fund                   --               --
  Vanguard Total Bond Market Fund                      141,429          127,843
                                                    ----------       ----------
                                                    $1,509,826       $1,335,213
                                                    ==========       ==========

 Employer matching contributions:
  Vanguard Windsor II                               $   82,560       $   67,346
  Vanguard Investment Contract Trust                   (43,293)          35,073
  Vanguard Index Trust 500 Portfolio                    71,051           60,600
  Vanguard International Growth Portfolio               61,064           61,075
  Union Pacific Company Stock Fund                      54,851           50,568
  Union Pacific Resource Group Stock Fund                   --               --
  Vanguard Total Bond Market Fund                       34,596           30,717
                                                    ----------       ----------
                                                    $  260,829       $  305,379
                                                    ==========       ==========

                                                       1996             1995
                                                    ----------       ----------
Benefit payments:
  Vanguard Windsor II                              $  171,898        $  250,171
  Vanguard Investment Contract Trust                  204,618           160,078
  Vanguard Index Trust 500 Portfolio                  166,416            98,296
  Vanguard International Growth Portfolio             146,338           304,165
  Union Pacific Company Stock Fund                    132,546           159,252
  Union Pacific Resource Group Stock Fund              10,528                --
  Vanguard Total Bond Market Fund                      62,011            25,536
  Participant loans                                    50,048            31,288
                                                   ----------        ----------
                                                   $  944,403        $1,028,786
                                                   ==========        ==========

 Investment income:
  Vanguard Windsor II                              $  371,776        $  346,362
  Vanguard Investment Contract Trust                   71,316            70,647
  Vanguard Index Trust 500 Portfolio                  243,011           226,727
  Vanguard International Growth Portfolio             136,962           109,739
  Union Pacific Company Stock Fund                    194,511           256,554
  Union Pacific Resource Group Stock Fund              82,864                --
  Vanguard Total Bond Market Fund                      23,098            76,986
  Participant loans                                    25,084            15,159
                                                    ----------       ----------
                                                    $1,148,622       $1,102,174
                                                    ==========       ==========


                                   * * * * *

SKYWAY RETIREMENT SAVINGS PLAN

ITEM 27a - SUPPLEMENTAL SCHEDULE OF ASSETS HELD FOR INVESTMENT
PURPOSES
DECEMBER 31, 1996
------------------------------------------------------------------------------
                                            Number                   Market
                                         of Units        Cost        Value

Vanguard Windsor II                         88,260    $  371,776  $  346,362
Vanguard Investment Contract Trust       1,136,733        71,316      70,647
Vanguard Index Trust 500 Portfolio          20,937       243,011     226,727
Vanguard International Growth Portfolio     69,559       136,962     109,739
Union Pacific Company Stock Fund 1          86,029       194,511     256,554
Union Pacific Resource Group Stock Fund 1   30,550        82,864        -
Vanguard Total Bond Market Fund             65,496        23,098      76,986
Participant loans 2                           -           25,084      15,159



1  Represents a party-in-interest.

2 Consists of 120 individual loans with interest at prime plus 1% and terms ranging from one to five years.

SKYWAY RETIREMENT SAVINGS PLAN

ITEM 27d - SUPPLEMENTAL SCHEDULE OF REPORTABLE PLAN TRANSACTIONS*
YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------------------

                                                            Cost   Proceeds      Gain

Vanguard Windsor II (67 Transactions)                    $919,197
Vanguard Investment Contract Trust (107 Transactions)     620,237
Vanguard Index Trust 500 Portfolio (67 Transactions)      581,083
Vanguard International Growth Portfolio (50 transactions) 433,830
Union Pacific Company Stock Fund (51 transactions)        340,186



Vanguard Investment Contract Trust (83 Transactions)     $712,346  $  712,346  $      --
Vanguard Windsor II (87 Transactions)                     326,902     381,197  $   54,295
Vanguard Index Trust 500 Portfolio (86 Transactions)      271,489     331,855      60,366


* Reportable Plan transactions are defined as transactions that exceed 5% of the fair market value of Plan assets at the beginning of the year.
